EXHIBIT 23.1

3230 Fallow Field Drive, Diamond Bar, CA 91765 Tel: +1 (909) 839-0188 Fax: +1 (909) 839-1128

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 7, 2016, relating to the consolidated financial statements of Almost Never Films Inc. and its subsidiaries for the period from July 8, 2015 (Date of inception) to June 30, 2016.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Los Angeles, California

December 1, 2016